UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2011

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2011, Applied Micro Circuits Corporation (the “Company”) announced Robert F. Sproull, Ph.D. joined the Board of Directors of the Company (the “Board”), effective October 10, 2011. Dr. Sproull was appointed to serve as a Director of the Company by the affirmative vote of the Board following its affirmative vote to increase the size of the Board from six to seven members. There is no arrangement or understanding between Dr. Sproull and any other persons pursuant to which he was appointed as a Director of the Company.

Dr. Sproull recently retired as Vice President and Director of Oracle Labs, an applied research group that originated at Sun Microsystems. At Sun, where he served since 1990, Dr. Sproull was Vice President and Director of Sun Microsystems Laboratories, and a Sun Fellow, until Sun’s acquisition by Oracle in 2010. Prior to Sun, he was a principal in the consulting firm of Sutherland, Sproull and Associates, an Associate Professor at Carnegie Mellon University, and a Research Scientist at the Xerox Palo Alto Research Center. Over his 40 year career in the computer science industry, Dr. Sproull has innovated, published and lectured extensively in the fields of advanced circuit, systems and network design. He is a member of the National Academy of Engineering and has served on the US Air Force Scientific Advisory Board. Dr. Sproull received his Ph.D. and M.S. degrees in computer science from Stanford University and his A.B. degree in physics from Harvard College.

Dr. Sproull will receive compensation for his service as a Director in accordance with the Company’s compensation policies for non-employee Directors, the material terms of which are described under “Executive Compensation — Director Compensation Policies and Processes” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 5, 2011. Dr. Sproull has also entered into an indemnification agreement with the Company; the form of the Company’s indemnification agreement for directors and officers was filed with the SEC as an exhibit to the Company’s registration statement on Form S-1 (No. 333-37609).

A copy of the press release announcing Dr. Sproull’s appointment as Director is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1     Press Release dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: October 13, 2011	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Press Release dated October 13, 2011.